EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Entera Bio Ltd. of our report dated July 13, 2017 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 9, 2017	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited